HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
FULL YEAR AND FOURTH QUARTER 2018 RESULTS
- Fourth Quarter 2018 Comparable Portfolio RevPAR Growth of 2.8% -
- Limited Capex Disruption Leads to Portfolio Outperformance -
- Asset Management Initiatives Result in Margin Expansion -
- Newly Acquired Hotels Continue to Drive Results -

Philadelphia, PA, February 25, 2019 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality upscale, luxury and lifestyle hotels in urban gateway markets and coastal destinations, today announced results for the full-year and fourth quarter ended December 31, 2018.
Full-Year and Fourth Quarter 2018 Financial Results

Net loss applicable to common shareholders was ($14.2 million), or ($0.38) per diluted common share, in 2018, compared to net income applicable to common shareholders of $75.7 million, or $1.79 per diluted common share, in 2017. The decrease in full year 2018 net income and net income per diluted common share was primarily due to a decline in gains on dispositions of hotel assets.

Net loss applicable to common shareholders was ($3.4 million), or ($0.09) per diluted common share, in fourth quarter 2018, compared to net loss applicable to common shareholders of ($14.3 million), or ($0.36) per diluted common share, in fourth quarter 2017. The increase in fourth quarter 2018 net income and net income per diluted common share was primarily a result of stronger operating performance. The fourth quarter of 2017 was also impacted by an impairment loss as a result of damage to several of the South Florida assets from Hurricane Irma.

AFFO in the fourth quarter 2018 increased by $4.1 million, or 18.6%, to $26.3 million, compared to $22.2 million in the fourth quarter 2017. AFFO per diluted common share and OP Unit in the fourth quarter 2018 was $0.61, a 22% increase from AFFO per diluted common share and OP Unit of $0.50 in the same quarter in 2017. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Our operating results for the fourth quarter exceeded our forecasts on RevPAR and EBITDA margin. The quarter yielded strong results in the majority of our markets as contributions were driven through the business, leisure, and group channels. Corporate demand was especially robust in our innovation districts and leisure travel around the holidays in Manhattan and Philadelphia reflected strong consumer confidence. New York City was a bright spot again in the fourth quarter with 6.0% RevPAR growth allowing us to drive 360 basis points of margin growth. Additionally, our assets acquired over the last two years continued to exhibit their potential as these hotels produced a weighted average RevPAR growth of 6.8% during the fourth quarter.”

Mr. Shah continued, “Last year was transformative for our Company as we completed our asset recycling campaign and allocated close to $90 million to repositioning and renovating many of our legacy hotels to unlock their long-term growth potential. By the fourth quarter, the vast majority of these operationally disruptive projects were completed, allowing us to showcase the earnings potential of the portfolio, which is continuing into 2019. After four years of disruption from portfolio recycling, Hurricane Irma remediation, and significant capital expenditures, we are solely focused on executing our business plan to generate meaningful EBITDA growth. We believe the results this quarter reflect our ability to drive market leading earnings growth even in a challenging operating environment.”

Fourth Quarter 2018 Operating Results

Revenue per available room (“RevPAR”) at the Company's 37 comparable hotels increased 2.8% to $189.82 in the fourth quarter 2018. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 3.2% to $233.21, while occupancy declined 27 basis points to 81.4%. Hotel EBITDA margins for the comparable hotel portfolio increased 90 basis points to 34.3%. Excluding our Washington, DC properties, our comparable RevPAR grew 4.8% to $193.62 during the fourth quarter while Hotel EBITDA margins increased by 160 basis points to 34.9%.

Markets

Our West Coast hotel portfolio was our best performing cluster during the fourth quarter as robust demand in San Diego and in our innovation districts yielded 6.7% RevPAR growth, driven by 5.6% ADR growth. Our Courtyard San Diego was our best performing asset last quarter, growing RevPAR by 21.2% driven by a strong quarter for citywide convention demand. Additionally, our assets in Silicon Beach and Silicon Valley continued to capture market share on robust business transient demand.

Our Philadelphia portfolio was strong for the second-consecutive quarter, growing RevPAR by 6.2% to $179.62. We remain bullish on the Philadelphia market and we believe our recently refreshed cluster of hotels is well positioned to capture increased occupancy and rate with the city hosting the strongest convention calendar we have seen since the convention center’s expansion in 2011.

Our New York City portfolio, which includes nine hotels across the five boroughs, reported RevPAR growth of 6.0% to $251.98, driven by ADR growth of 4.3% and an occupancy increase of 156 basis points to 95.8%. Hotel EBITDA margins for the Company’s comparable New York City portfolio increased 360 basis points during the quarter due to operational efficiencies at our JFK cluster and Duane Street Hotel along with strong growth from the new restaurant and bar at the Hyatt Union Square.

The Company’s comparable Manhattan portfolio, which consisted of six hotels as of December 31, 2018, reported RevPAR growth of 5.3% to $285.15 driven by ADR growth of 4.7% and an occupancy increase of 53 basis points to 95.7%. The Company’s comparable Manhattan portfolio RevPAR outperformed the Manhattan market by 250 basis points of growth. This outperformance has occurred in 17 of the previous 20 quarters as a result of a young, well-located and purpose-built hotel cluster that appeals to the tastes and preferences of today’s traveler.

Business Interruption Insurance

During the fourth quarter, the Company received approximately $1.5 million of business interruption insurance. Fourth quarter recoveries were below the forecasted recovery of $2 million that was included in our fourth quarter and full year 2018 guidance. For the full year 2018, the Company recognized approximately $13.4 million of business interruption insurance.

Financing

As of December 31, 2018, the Company maintained significant financial flexibility with approximately $32.6 million of cash and cash equivalents and ample capacity on the Company’s $250 million senior unsecured revolving line of credit. As of December 31, 2018, 88.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 4.32% and a weighted average life-to-maturity of approximately 3.3 years.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the fourth quarter ending December 31, 2018. The preferred share dividends were paid January 15, 2019 to holders of record as of January 1, 2019.

The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the fourth quarter ending December 31, 2018. These common share dividends and limited partnership unit distributions were paid January 15, 2019 to holders of record as of January 5, 2019.

First Quarter and Full-Year 2019 Outlook

The Company is providing its operating and financial expectations for the first quarter and full-year 2019. The Company’s expectations do not build in any additional business interruption proceeds, acquisitions, dispositions or capital market activities for 2019. Based on management’s current outlook for its hotels and the markets in which it operates, the Company’s 2019 expectations are as follows:

	Q1 '19 Outlook		2019 Current Outlook
($'s in millions except per share amounts)	Low	High	Low	High
Net income Applicable to Common Shareholders	$(16.75)	$(15.50)	$(22.0)	$(16.0)
Net income per share	$(0.42)	$(0.39)	$(0.56)	$(0.41)

Comparable Property RevPAR Growth	1.25%	2.25%	1.50%	3.00%
Comparable Property EBITDA Margin Growth	(0.50)%	0.00%	(0.25)%	0.25%

Adjusted EBITDA	$25.25	$26.50	$178.0	$184.0

Adjusted FFO	$4.75	$6.00	$96.0	$102.0
Adjusted FFO per share	$0.11	$0.14	$2.23	$2.37

*For detailed reconciliations of the Company’s 2018 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook”

Fourth Quarter 2018 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Tuesday, February 26, 2019. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 6058386 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Tuesday, February 26, 2019, through 11:59 PM Eastern Time on Tuesday, March 26, 2019. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10127122. A replay of the webcast will be available on the Company’s website for a limited time.
About Hersha Hospitality Trust
Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale, luxury and lifestyle hotels in urban gateway markets and coastal destinations. The Company's 48 hotels totaling 7,644 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT”.
Non-GAAP Financial Measures
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as

well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2019 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2019 outlook and assumptions regarding economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of February 25, 2019, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	December 31, 2018	December 31, 2017
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$2,026,659	$2,009,572
Investment in Unconsolidated Joint Ventures	4,004	3,569
Cash and Cash Equivalents	32,598	17,945
Escrow Deposits	8,185	7,641
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $225 and $49	10,241	11,999
Due from Related Parties	3,294	5,322
Intangible Assets, Net of Accumulated Amortization of $7,308 and $6,598	13,644	16,388
Other Assets	40,005	49,913
Hotel Assets Held for Sale	—	15,987
Total Assets	$2,138,630	$2,138,336

Liabilities and Equity:
Line of Credit	$10,000	$16,100
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	698,202	715,449
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,684	53,781
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	334,145	307,683
Accounts Payable, Accrued Expenses and Other Liabilities	70,947	58,770
Dividends and Distributions Payable	17,129	17,115
Deferred Gain on Disposition of Hotel Assets	—	81,284
Total Liabilities	$1,181,107	$1,250,182

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$2,708	$—

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at December 31, 2018, and 3,000,000 Series C, 7,701,700 Series D and 4,000,000 Series E Shares Issued and Outstanding at December 31, 2017, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at December 31, 2018 and December 31, 2017; 39,458,626 and 39,916,661 Shares Issued and Outstanding at December 31, 2018 and December 31, 2017, respectively	395	399
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2018 and December 31, 2017	—	—
Accumulated Other Comprehensive Income	4,227	3,749
Additional Paid-in Capital	1,155,776	1,164,946
Distributions in Excess of Net Income	(267,740)	(335,373)
Total Shareholders' Equity	892,805	833,868

Noncontrolling Interests:	62,010	54,286

Total Equity	954,815	888,154

Total Liabilities and Equity	$2,138,630	$2,138,336

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues:
Hotel Operating Revenues:
Room	$105,409	$98,224	$397,907	$411,149
Food & Beverage	18,379	17,970	64,546	58,491
Other Operating Revenues	8,884	6,468	31,225	27,500
Total Hotel Operating Revenues	132,672	122,662	493,678	497,140
Other Revenue	1,064	—	1,385	1,097
Total Revenues	133,736	122,662	495,063	498,237

Operating Expenses:
Hotel Operating Expenses:
Room	22,747	21,840	88,663	90,716
Food & Beverage	14,465	13,984	52,122	47,906
Other Operating Revenues	41,901	38,520	158,064	156,428
Total Hotel Operating Expenses	79,113	74,344	298,849	295,050
Gain on Insurance Settlements	(1,508)	—	(13,424)	—
Property Losses in Excess of Insurance Recoveries	—	456	775	4,268
Hotel Ground Rent	623	867	4,228	3,460
Real Estate and Personal Property Taxes and Property Insurance	9,841	8,187	35,194	32,300
General and Administrative	3,727	3,593	15,445	14,267
Share Based Compensation	4,639	3,818	11,436	9,286
Acquisition and Terminated Transaction Costs	19	82	29	2,203
Depreciation and Amortization	23,467	22,518	89,831	83,752
Loss on Impairment of Assets	—	4082	—	4082
Total Operating Expenses	119,921	117,947	442,363	448,668

Operating Income	13,815	4,715	52,700	49,569

Interest Income	46	34	114	271
Interest Expense	(12,833)	(11,082)	(48,491)	(42,662)
Other Expense	(183)	9	(901)	(771)
Gain on Disposition of Hotel Properties	745	806	4,148	90,350
Lease Buyout	—	(26)	—	268
Loss on Debt Extinguishment	—	(4)	(22)	(590)
Income (Loss) before Results from Unconsolidated Joint Venture Investments and Income Taxes	1,590	(5,548)	7,548	96,435

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	166	164	1084	(2,473)
Gain from Remeasurement of Investment in Unconsolidated Joint Venture	—	—	—	16,240
Income from Unconsolidated Joint Venture Investments	166	164	1084	13,767

Income (Loss) before Income Taxes	1,756	(5,384)	8,632	110,202
Income Tax Benefit (Expense)	933	(3,682)	(267)	(5,262)
Net Income (Loss)	2,689	(9,066)	8,365	104,940
Loss (Income) Allocated to Noncontrolling Interests
Common Units	240	776	916	(5,072)
Consolidated Joint Venture	(241)	—	709	—
Preferred Distributions	(6,043)	(6,045)	(24,174)	(24,169)

Net (Loss) Income Applicable to Common Shareholders	$(3,355)	$(14,335)	$(14,184)	$75,699

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$(0.09)	$(0.36)	$(0.38)	$1.82

DILUTED
Net Income (Loss) Applicable to Common Shareholders	$(0.09)	$(0.36)	$(0.38)	$1.79

Weighted Average Common Shares Outstanding:
Basic	39,334,877	40,529,569	39,383,763	41,423,804
Diluted	39,334,877	40,529,569	39,383,763	42,056,431

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•adding back non-cash share based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of deferred financing costs;
•adding back adjustments for the amortization of discounts and premiums;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Net income (loss) applicable to common shares	$(3,355)	$(14,335)	$(14,184)	$75,699
(Loss) income allocated to noncontrolling interest	1	(776)	(1,625)	5,072
Income from unconsolidated joint ventures	(166)	(164)	(1,084)	(13,767)
(Loss) Gain on disposition of hotel properties	(745)	(806)	(4,148)	(90,350)
Loss from impairment of depreciable assets	—	3,869	—	5,926
Depreciation and amortization	23,467	22,518	89,831	83,752
Funds from consolidated hotel operations applicable to common shares and Partnership units	19,202	10,306	68,790	66,332

Income from unconsolidated joint venture investments	166	164	1,084	13,767
Income from remeasurement of investment in unconsolidated joint ventures	—	—	—	(16,240)
Unrecognized pro rata interest in (loss) income of Cindat joint venture	101	1,732	(4,115)	7,398
Depreciation and amortization of difference between purchase price and historical cost	24	(302)	94	(1207)
Interest in depreciation and amortization of unconsolidated joint ventures	1,255	1,019	4,536	3,967
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,546	2,613	1,599	7,685

Funds from Operations applicable to common shares and Partnership units	20,748	12,919	70,389	74,017

Income tax (benefit) expense	(933)	3,682	267	5,262
Non-cash share based compensation expense	4,639	3,818	11,436	9,286
Acquisition and terminated transaction costs	19	82	29	2,203
Amortization of deferred financing costs	574	561	2,278	2,278
Amortization of discounts and premiums	(123)	(127)	(498)	(604)
Deferred financing costs and debt premium written off in debt extinguishment	—	4	22	590
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	326	371	3,137	1,476
Straight-line amortization of lease expense	(282)	232	847	834
Loss on remediation of hurricane damage, excluding impairment of depreciable assets	—	669	775	2,424
Net operating loss incurred on non-operating properties	598	—	6,098	—
Lease buyout	—	26	—	(268)
State and local tax expense related to reassessment of prior period assessment	812	—	572	—

Adjusted Funds from Operations	$26,378	$22,237	$95,352	$97,498

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.61	$0.50	$2.20	$2.17

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,379,822	44,152,788	43,411,274	44,834,724

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Net income	$2,689	$(9,066)	$8,365	$104,940
Income from unconsolidated joint ventures	(166)	(164)	(1,084)	(13,767)
Interest expense	12,833	11,082	48,491	42,662
Non-operating interest income	(46)	(34)	(114)	(271)
Income tax expense (benefit)	(933)	3,682	267	5,262
Depreciation and amortization	23,467	22,518	89,831	83,752
EBITDA from consolidated hotel operations	37,844	28,018	145,756	222,578
Gain on disposition of hotel properties	(745)	(806)	(4,148)	(90,350)
Property losses in excess of insurance recoveries and impairment of assets	—	4,538	775	8,350
EBITDAre from consolidated hotel operations	37,099	31,750	142,383	140,578
Income from unconsolidated joint venture investments	166	164	1,084	13,767
Gain on remeasurement of investment in unconsolidated joint venture	—	—	—	(16,240)
Unrecognized pro rata interest in (loss) income of Cindat joint venture	101	1,732	(4,115)	7,398
Depreciation and amortization of difference between purchase price and historical cost	24	(302)	94	(1207)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,344	2,340	12,108	8,947
EBITDAre from unconsolidated joint venture operations	3,635	3,934	9,171	12,665
EBITDAre	40,734	35,684	151,554	153,243
Non-cash share based compensation expense	4,639	3,818	11,436	9,286
Acquisition and terminated transaction costs	19	82	29	2,203
Deferred financing costs and debt premium written off in debt extinguishment	—	4	22	590
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	326	371	3,137	1,476
Straight-line amortization of lease expense	(282)	232	847	834
Net operating loss incurred on non-operating properties	598	—	6,098	—
Lease buyout	—	26	—	(268)
State and local tax expense related to reassessment of prior period assessment	812	—	572	—
Adjusted EBITDA	$46,846	$40,217	$173,695	$167,364

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Operating income	$13,815	$4,715	$52,700	$49,569
Other revenue	(1,064)	—	(1,385)	(1,097)
Gain on insurance settlement	(1,508)	—	(13,424)	—
Property losses in excess of insurance recoveries	—	4,538	775	8,350
Depreciation and amortization	23,467	22,518	89,831	83,752
General and administrative	3,727	3,593	15,445	14,267
Share based compensation	4,639	3,818	11,436	9,286
Acquisition and terminated transaction costs	19	82	29	2,203
Straight-line amortization of ground lease expense	(282)	232	847	834
Other	616	(218)	338	(18)

Hotel EBITDA	$43,429	$39,278	$156,592	$167,146

Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook

Adjusted EBITDA
	Q1 2019 Outlook
($'s in millions except per share amounts)	Low	High
Net income applicable to common shareholders	$(16.75)	$(15.5)
Income (loss) allocated to noncontrolling interests	(1.3)	(1.2)
Preferred Distributions	6.0	6.0
Net income	(12.1)	(10.7)
Income from unconsolidated joint ventures	0.3	0.3
Interest expense	12.8	12.8
Non-operating interest income	(0.04)	(0.04)
Income tax expense	(2.4)	(3.0)
Depreciation and amortization	24.0	24.0
EBITDAre from consolidated hotel operations	22.6	23.4
Income from unconsolidated joint venture investments	(0.3)	(0.3)
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	1.0	1.0
EBITDAre from unconsolidated joint venture hotel operations	0.7	0.7

EBITDAre	23.3	24.1

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.3	0.3
Non-cash share based compensation expense	2.0	2.0
Straight-line amortization of ground lease expense	0.2	0.2
Other	(0.55)	(0.10)
Adjusted EBITDA	$25.25	$26.50

Adjusted EBITDA
FY 2019 Outlook
($'s in millions except per share amounts)	Low	High
Net income applicable to common shareholders	$(22.0)	$(16.0)
Income (loss) allocated to noncontrolling interests	(1.8)	(1.3)
Preferred Distributions	24.2	24.2
Net Income	0.4	6.9
Income from unconsolidated joint ventures	(1.0)	(1.0)
Interest expense	51.6	51.6
Non-operating interest income	(0.17)	(0.17)
Income tax expense	3.9	4.3
Depreciation and amortization	96.1	96.1
EBITDAre from consolidated hotel operations	150.8	157.7

Income (loss) from unconsolidated joint venture investments	1.0	1.0
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	10.5	10.5
EBITDAre from unconsolidated joint venture hotel operations	11.6	11.6

EBITDAre	162.4	169.3

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	1.3	1.3
Non-cash share based compensation expense	13.0	13.0
Straight-line amortization of ground lease expense	0.6	0.6
Other	0.7	(0.2)
Adjusted EBITDA	$178.0	$184.0

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q1 2019 Outlook
(in millions, except shares and per share data)	Low	High
Net (loss) income applicable to common shareholders	$(16.75)	$(15.5)
(Loss) income allocated to noncontrolling interests	(1.3)	(1.2)
Income from unconsolidated joint ventures	0.3	0.3
Depreciation and amortization	24.0	24.0
Funds from consolidated hotel operations applicable to common shares and Partnership units	6.3	7.6

Income from unconsolidated joint venture investments	(0.3)	(0.3)
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Interest in depreciation and amortization and Unrecognized pro rata interest in (loss) income	(1.1)	(1.1)
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(1.4)	(1.4)

Funds from Operations applicable to common shares and Partnership units	4.9	6.2

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.3	0.3
Non-cash share based compensation expense	2.0	2.0
Straight-line amortization of ground lease expense	0.2	0.2
Income tax expense	(2.4)	(3.0)
Amortization of deferred financing costs	0.6	0.6
Other	(0.85)	(0.30)
Adjusted Funds from Operations	$4.75	$6.00

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.11	$0.14

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.1	43.1

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	FY 2019 Outlook
(in millions, except shares and per share data)	Low	High
Net loss applicable to common shareholders	$(22.0)	$(16.0)
Loss allocated to Noncontrolling Interests	(1.8)	(1.3)
Income from unconsolidated joint ventures	(1.0)	(1.0)
Depreciation and amortization	96.1	96.1
Funds from consolidated hotel operations applicable to common shares and Partnership units	71.3	77.8

Income from unconsolidated joint venture investments	1.0	1.0
Depreciation and amortization of difference between purchase price and historical cost	—	—
Interest in depreciation and amortization and Unrecognized pro rata interest in (loss) income	2.0	2.0
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	3.0	3.0

Funds from Operations applicable to common shares and Partnership units	74.3	80.8

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	1.3	1.3
Non-cash share based compensation expense	13.0	13.0
Straight-line amortization of ground lease expense	0.6	0.6
Income tax expense	3.9	4.3
Amortization of deferred financing costs	2.3	2.3
Other	0.6	(0.3)
Adjusted Funds from Operations	$96.0	$102.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$2.23	$2.37

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.1	43.1

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046